UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2022
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02    Termination of a Material Definitive Agreement

Termination of Ipsen Collaboration Agreement

As previously disclosed, on July 30, 2021, Exicure, Inc. (the “Company”) entered into a Collaboration, Option and License Agreement with (the “Ipsen Collaboration Agreement”) with Ipsen Biopharm Limited (the “Ipsen”), pursuant to which the Company granted to Ipsen exclusive access and options to license SNA-based therapeutics arising from two collaboration programs related to the treatment of Huntington’s disease and Angelman syndrome.

On December 12, 2022, the Company and Ipsen entered into a Mutual Termination Agreement (the “Ipsen Termination Agreement”), pursuant to which the parties mutually agreed to terminate the Ipsen Collaboration Agreement. Following such termination, the parties will jointly own R&D Term IP (as defined in the Ipsen Collaboration Agreement) and Patents Covering the R&D Term IP (as defined in the Ipsen Collaboration Agreement), with each party owning an equal, undivided interest in and to such R&D Term IP and patents.

Termination of AbbVie Collaboration Agreement

On November 13, 2019, the Company entered into a Collaboration, Option and License Agreement (the “AbbVie Collaboration Agreement”), with a wholly-owned subsidiary of Allergan plc, Allergan Pharmaceuticals International Limited (“Allergan”). On May 8, 2020, Allergan plc, including Allergan was acquired by AbbVie Inc. (“AbbVie”). Pursuant to the AbbVie Collaboration Agreement, the Company granted to AbbVie exclusive access and options to license SNA-based therapeutics arising from two collaboration programs related to the treatment of hair loss disorders.

On December 13, 2022, the Company and Allergan entered into a letter agreement (the “AbbVie Termination Agreement”), pursuant to which the parties mutually agreed to terminate the AbbVie Collaboration Agreement. Following such termination, the Company will transfer to Allergan all data, information, and reports made or generated by the Company in the course of performing activities under the Development Plan (as defined in the AbbVie Collaboration Agreement), and grant to Allergan all rights to transfer, publish, present, or otherwise publicly disclose any Collaboration Technology (as defined in the AbbVie Collaboration Agreement) and data made or generated by the Company in the course of performing activities under the Development Plan.

As a result of the respective terminations of the Ipsen Collaboration Agreement and the AbbVie Collaboration Agreement, the Company regains the ability to independently develop medicines targeting hair loss disorders, Angelman syndrome, and Huntington’s disease whilst Ipsen retains the right to re-enter into the collaboration with the Company in Huntington’s Disease and Angelman’s Syndrome.

The foregoing descriptions of the Ipsen Termination Agreement and the AbbVie Termination Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

Item 8.01 Other Events.

On December 14, 2022, the Company issued a press release announcing the termination of the Ipsen Collaboration Agreement and the AbbVie Collaboration Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Mutual Termination Agreement, dated December 12, 2022, by and between Exicure, Inc. and Ipsen Biopharm Limited.
10.2	Letter Agreement, dated December 13, 2022, by and between Exicure, Inc. and Allergan Pharmaceuticals International Limited.
99.1	Press release dated December 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2022	EXICURE, INC.

	By:	/s/ Elias D. Papadimas
Elias D. Papadimas
Chief Financial Officer